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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-32170 of our reports dated January 26, 2000 included in Public Service Company of New Mexico's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-32170.


Albuquerque, New Mexico
  April 18, 2000



/s/  Arthur Andersen LLP